UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

INVERNESS MEDICAL INNOVATIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD
December 15, 2006

November 13, 2006

Dear Fellow Stockholder:

You are cordially invited to attend Inverness Medical Innovations’ (the “Company”) Special Meeting of Stockholders on Friday, December 15, 2006, at 11 a.m., local time, at our corporate headquarters located at 51 Sawyer Road, Suite 200, Waltham, MA 02453.

The only matters scheduled to be considered at the special meeting are a proposal to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock par value $0.001 per share and a proposal to amend the Company’s 2001 Stock Option and Incentive Plan to increase the number of shares reserved for issuance under the 2001 Stock Option and Incentive Plan. You will have an opportunity to ask questions.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. Therefore, after reading the enclosed proxy statement, please complete, sign, date and return the enclosed proxy card promptly. You may also vote by telephone, or electronically over the Internet, by following the instructions on your proxy card.

We look forward to seeing you at the meeting. Your vote is important to us.

Cordially,

Ron Zwanziger
Chairman, Chief Executive Officer and President

INVERNESS MEDICAL INNOVATIONS, INC.
51 Sawyer Road, Suite 200
Waltham, Massachusetts  02453

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date:	Friday, December 15, 2006
Time:	11 a.m., local time
Place:	Inverness Medical Innovations, Inc.
51 Sawyer Road, Suite 200
Waltham, MA 02453

Purpose:

1.                Approve an amendment to Inverness Medical Innovations, Inc.’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock by 50,000,000, from 50,000,000 to 100,000,000;

2.                Approve an increase to the number of shares of common stock available for issuance under the Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan by 2,000,000, from 6,074,871 to 8,074,871; provided that, even if this proposal is approved by our stockholders, we do not intend to implement this proposal unless Proposal 1 is also approved; and

3.                Conduct such other business as may properly come before the special meeting and at any adjournment or postponement thereof.

Only stockholders of record on November 8, 2006 may vote at the special meeting and at any adjournment or postponement thereof. This proxy solicitation material is being mailed to stockholders on or about November 13, 2006.

Our Board of Directors unanimously recommends you vote “FOR” each of the proposals presented to you in this proxy statement.

Your vote is important. Please cast your vote by mail, telephone or over the Internet by following the instructions on your proxy card.

By Order of the Board of Directors
Jay McNamara, Esq.
Assistant Secretary

November 13, 2006

i

November 13, 2006

INVERNESS MEDICAL INNOVATIONS, INC.

51 Sawyer Road, Suite 200
Waltham, Massachusetts  02453

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Inverness Medical Innovations, Inc. for use at our Special Meeting of Stockholders to be held on Friday, December 15, 2006 at 11 a.m., local time, at our corporate headquarters located at 51 Sawyer Road, Suite 200, Waltham, MA, and at any adjournments or postponements of the special meeting. References in this proxy statement to “us,” “we,” “our” and “Company” refer to Inverness Medical Innovations, Inc., except where otherwise indicated.

General Information

Who May Vote

Holders of our common stock, as recorded in our stock register at the close of business on Wednesday, November 8, 2006, may vote at the special meeting on matters properly presented at the meeting. As of that date, there were 38,794,811 shares of our common stock outstanding and entitled to one vote per share. A list of stockholders will be available for inspection for at least ten days prior to the meeting at the principal executive offices of the Company at 51 Sawyer Road, Suite 200, Waltham, MA  02453-3448.

How to Vote

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

Most stockholders have a choice of voting by using a toll free number, by submitting their vote over the Internet or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.

How Proxies Work

Our Board of Directors (the “Board”) is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting, or at any adjournment or postponement thereof, in the manner you direct.

If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of the amendment to our Certificate of Incorporation and in favor of increasing the number of shares of common stock available for issuance under the Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan.

As of the date hereof, we do not know of any other business that will be presented at the meeting, except for those incident to the conduct of the meeting. If other business shall properly come before the meeting, or any adjournments or postponements thereof, the persons named in the proxy will vote your shares according to their best judgment.

Solicitation

In addition to this mailing, our employees may solicit proxies personally, electronically or by telephone. We pay all of the costs of soliciting this proxy. We also reimburse brokers, banks, nominees and other fiduciaries for their expenses in sending these materials to you and getting your voting instructions. We have also engaged The Altman Group to assist us with the solicitation of proxies, and we expect to pay The Altman Group approximately $7,000 for its services plus out-of-pocket expenses incurred during the course of its work.

Revoking a Proxy

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting, or by notifying the Company’s Secretary in writing.

Quorum

In order to carry on the business of the meeting, we must have a quorum. Under our bylaws, this means at least a majority of the voting power of all outstanding shares entitled to vote must be represented at the meeting, either by proxy or in person. Proxies marked as abstaining or withheld, limited proxies and proxies containing broker non-votes with respect to any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum, but will not be counted as votes cast on such matter. A “broker non-vote” is a proxy submitted by a broker or other nominee holding shares on behalf of a client in which the broker or other nominee indicates that it does not have discretionary authority to vote such shares on a particular matter.

Vote Required

Each proposal sets forth the vote required for approval of the matter.

Multiple Stockholders Sharing the Same Address

Please note that brokers may deliver only one proxy statement to multiple security holders sharing an address. This practice, known as “householding” is designed to reduce printing and postage costs. If any stockholder residing at such an address wishes to receive a separate annual report or proxy statement, the Company will promptly deliver a separate copy to any stockholder upon written or oral request to Doug Guarino at Inverness Medical Innovations, Inc., 51 Sawyer Road, Suite 200, Waltham, MA 02453, by telephone at (781) 647-3900 or by e-mail at doug.guarino@invmed.com.

Proposal 1

Approval of Amendment to Amended and Restated Certificate of Incorporation

The Company’s Amended and Restated Certificate of Incorporation currently authorizes the issuance of up to 50,000,000 shares of common stock, and 5,000,000 shares of preferred stock. On October 30, 2006, the Board unanimously adopted a resolution setting forth a proposed amendment to Article IV of the Company’s Amended and Restated Certificate of Incorporation, subject to stockholder approval, to increase the number of shares of common stock that are authorized for issuance by 50,000,000 shares (the “Amendment”), bringing the total number of shares of common stock authorized for issuance to 100,000,000. No change will be made to the other provisions of the Company’s Amended and Restated Certificate of Incorporation. The additional authorized shares of common stock, if and when issued, would have the same rights and privileges as the shares of common stock previously authorized. As of October 13, 2006, there were 38,777,911 shares of common stock issued and outstanding, 3,596,583 shares of common stock reserved for issuance under our 2001 Stock Option and Incentive Plan, 236,251 shares reserved for issuance under our Employee Stock Purchase Plan, 694,127 shares of common stock the Company would be required to issue upon the exercise of outstanding warrants, 338,249 shares reserved for issuance under other outstanding stock options that were not issued under our 2001 Stock Option and Incentive Plan, 224,316 shares reserved for issuance as contingent consideration payable in connection with completed acquisitions, and no shares of preferred stock issued and outstanding. Only 6,132,563 shares remained available for future issuance. If Proposal 2 to this proxy statement is approved, the shares available for future issuance will be further reduced by 2,000,000 shares.

Article IV of our Amended and Restated Certificate of Incorporation would be amended to read as follows: “The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred Five Million (105,000,000) shares, of which (i) One Hundred Million (100,000,000) shares shall be a class designated as common stock, par value $0.001 per share (the “Common Stock”), and (ii) Five Million (5,000,000) shares shall be a class designated as preferred stock, par value $0.001 per share (the “Preferred Stock”).” A copy of the proposed Amendment is set forth in Appendix A hereto.

The additional shares of common stock authorized by the Amendment could be issued at the direction of the Board from time to time for any proper corporate purpose, including, without limitation, the acquisition of other businesses, the raising of additional capital for use in the Company’s business, a split of or dividend on then outstanding shares or in connection with any employee stock plan or program. The holders of shares of common stock do not presently have preemptive rights to subscribe for any of the Company’s securities and holders of common stock will not have any such rights to subscribe for the additional common stock proposed to be authorized. The Company currently does not anticipate that it will seek authorization from stockholders for issuance of additional shares of common stock unless required by applicable laws or exchange rules.

The proposed increase in the number of authorized shares of common stock could have a number of effects on the Company’s stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The subsequent issuance of additional shares of common stock could result in dilution of net income per share and book value per share and the dilution of the voting rights of the common stock. The Board is not aware of any attempt, or contemplated this attempt, to acquire control of the Company, and proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

There are currently no definitive plans, arrangements, commitments or understandings for the issuance of the additional shares of common stock which are to be authorized.

Except for (i) shares of common stock reserved for issuance upon exercise of outstanding stock options under the Company’s 2001 Stock Option and Incentive Plan and other outstanding stock options, (ii) shares reserved for issuance under the Company’s Employee Stock Purchase Plan, and (iii) shares of common stock the Company would be required to issue upon the exercise of outstanding warrants, the Board has no current plans to issue additional shares of common stock. However, the Board believes that the benefits of providing it with the flexibility to issue shares without delay for any proper business purpose outweigh the possible disadvantages of dilution of our outstanding stock and discouragement of unsolicited business combination proposals, and that it is prudent and in the best interests of stockholders to provide the advantage of greater flexibility which will result from the Amendment.

Vote Required

A quorum being present, the affirmative vote of a majority of the outstanding shares of common stock entitled to vote on this proposal is required to approve the Amendment. Votes may be cast for or against the proposal or may abstain; votes that abstain will have the effect of a vote against the proposal and broker non-votes will have no effect on the outcome of the vote.

Recommendation

The Board unanimously recommends a vote FOR the approval of the amendment to the Amended and Restated Certificate of Incorporation increasing the number of shares of common stock available thereunder.

Proposal 2

Approval of Increase in Option Shares

Introduction

The Board has adopted and is seeking stockholder approval of an amendment to the 2001 Stock Option and Incentive Plan to increase the number of shares of common stock that are available to be issued through grants or awards made thereunder or through the exercise of options granted thereunder from 6,074,081 shares to 8,074,081 shares, subject to approval by the stockholders of Proposal 1 submitted herewith. Of the 6,074,081 shares of common stock authorized for issuance in connection with grants made under the 2001 Stock Option and Incentive Plan, only 38,603 shares remained available for future grants or awards as of October 13, 2006. While some additional shares may become available under the 2001 Stock Option and Incentive Plan through employee terminations, this number is expected to be inconsequential.

The Board recommends this action in order to enable the Company to continue to provide a source of stock to attract and retain talented personnel, especially in the event of future acquisitions and anticipated future growth. The Board believes that stock options promote growth and provide a meaningful incentive to employees of successful companies. Even if this proposal is approved by our stockholders at the special meeting, we do not intend to implement it unless Proposal 1 (Approval of Amendment to Amended and Restated Certificate of Incorporation) is approved.

The increase of 2,000,000 shares of common stock available for grant under the 2001 Stock Option and Incentive Plan will result in additional potential dilution of our outstanding stock. Based solely on the closing price of our common stock as reported on AMEX on November 8, 2006 of $39.55 per share, the maximum aggregate market value of the additional 2,000,000 shares of common stock to be reserved for issuance under the 2001 Stock Option and Incentive Plan would be $79,100,000.

Summary of the 2001 Stock Option and Incentive Plan

Administration.   The 2001 Stock Option and Incentive Plan provides for administration by the Board or by a committee of not fewer than two independent directors, referred to as the “administrator,” provided that, for purposes of awards to directors and Section 16 officers, the administrator shall be deemed to include only directors who are independent directors, as appointed by the Board from time to time. The Board of Directors is currently serving as the administrator of the 2001 Stock Option and Incentive Plan.

The administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2001 Stock Option and Incentive Plan. The administrator may permit common stock, and other amounts payable pursuant to an award, to be deferred. In such instances, the administrator may permit interest, dividends or deemed dividends to be credited to the amount of deferrals.

Eligibility and Limitations on Grants.   All of our officers, employees, directors, consultants and other key persons are eligible to participate in the 2001 Stock Option and Incentive Plan, subject to the discretion of the administrator. In no event may any one participant receive options to purchase more than 1,529,632 shares of common stock, subject to adjustment for stock splits and similar events, during any one calendar year.

Stock Options.   Options granted under the 2001 Stock Option and Incentive Plan may be either incentive stock options, referred to as “incentive options,” within the definition of Section 422 of the Internal Revenue Code, or non-qualified stock options, referred to as “non-qualified options.” Options granted under the

2001 Stock Option and Incentive Plan will be non-qualified options if they fail to meet the Internal Revenue Code definition of incentive options, are granted to a person not eligible to receive incentive options under the Internal Revenue Code, or otherwise so provide. Incentive options may be granted only to officers or other employees of the Company or its subsidiaries. Non-qualified options may be granted to persons eligible to receive incentive options and to non-employee directors and other key persons.

Other Option Terms.   The administrator has authority to determine the terms of options granted under the 2001 Stock Option and Incentive Plan. Generally, options are granted with an exercise price that is not less than the fair market value of our common stock on the date of the option grant.

The life of each option will be fixed by the administrator and may not exceed ten years from the date of grant. The administrator will determine at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the administrator. In general, unless otherwise permitted by the administrator, no option granted under the 2001 Stock Option and Incentive Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Options granted under the 2001 Stock Option and Incentive Plan may be exercised for cash or by the transfer to us of shares of common stock which are not then subject to restrictions under the 2001 Stock Option and Incentive Plan or any other stock plan that we maintain, which have been held by the optionee for at least six months or were purchased on the open market, and which have a fair market value equivalent to the option exercise price of the shares being purchased. Such options may also be exercised by compliance with certain provisions pursuant to which a securities broker delivers the purchase price for the shares to us.

At the discretion of the administrator, stock options granted under the 2001 Stock Option and Incentive Plan may include a “reload” feature pursuant to which an optionee exercising an option by the delivery of shares of common stock would automatically be granted an additional stock option to purchase that number of shares of common stock equal to the number delivered to exercise the original stock option. This additional stock option would have an exercise price equal to the fair market value of the common stock on the date the additional stock option is granted. The purpose of this reload feature is to enable participants to maintain an equity interest in us without causing dilution.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

Restricted Stock Awards.   The administrator may grant or sell shares of common stock to any participant subject to such conditions and restrictions as the administrator may determine. The shares may be sold at par value or for a higher purchase price determined by the administrator. These conditions and restrictions may include the achievement of pre-established performance goals and/or continued employment with us through a specified vesting period. The vesting period shall be determined by the administrator but shall be at least one year for attainment of pre-established performance goals or at least three years for other conditions and restrictions. If the applicable performance goals and other restrictions are not attained, the participant will forfeit his or her award of restricted stock.

Unrestricted Stock Awards.   The administrator may also grant shares of common stock, not to exceed 10% of the maximum number of shares issuable under the plan, which are free from any restrictions under the 2001 Stock Option and Incentive Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation due to such participant.

Deferred Stock Awards.   The administrator may also award phantom stock units as deferred stock awards to participants. The deferred stock awards are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified vesting period. The vesting period shall be determined by the administrator but shall be at least one year for attainment of pre-established performance goals or at least three years for other conditions and restrictions. During the deferral period, subject to terms and conditions imposed by the administrator, the deferred stock awards may be credited with dividend equivalent rights. Subject to the consent of the administrator, a participant may make an advance election to receive a portion of his compensation or restricted stock award otherwise due in the form of a deferred stock award.

Performance Share Awards.   The administrator may grant performance share awards to any participant which entitle the recipient to receive shares of common stock upon the achievement of individual or company performance goals and such other conditions as the administrator shall determine. The periods during which performance is to be measured shall not be, in the aggregate, less than one year.

Dividend Equivalent Rights.   The administrator may grant dividend equivalent rights, which entitle the recipient to receive credits for dividends that would be paid if the grantee held specified shares of common stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award.

Change of Control Provisions.   The 2001 Stock Option and Incentive Plan provides that in the event of a “change of control” as defined in the 2001 Stock Option and Incentive Plan, all stock options will automatically become fully exercisable and the restrictions and conditions on all other awards will automatically be deemed waived, unless otherwise provided in the applicable award agreement.

Adjustments for Stock Dividends, Mergers, etc.   The 2001 Stock Option and Incentive Plan authorizes the administrator to make appropriate adjustments to the number of shares of common stock that are subject to the 2001 Stock Option and Incentive Plan and to any outstanding awards to reflect stock dividends, stock splits and similar events. In the event of certain transactions, such as a merger, consolidation, dissolution or liquidation of our company, the 2001 Stock Option and Incentive Plan and all awards will terminate unless the parties to the transaction, in their discretion, provide for appropriate substitutions or adjustments of outstanding stock options or awards. Before any outstanding stock options and awards terminate, the option holder will have an opportunity to exercise all outstanding options, and holders of other awards will receive a cash or in kind payment of such appropriate consideration as determined by the administrator in its sole discretion after taking into account the consideration payable per share of common stock pursuant to the business combination. The administrator may adjust the number of shares subject to outstanding awards and the exercise price and the terms of outstanding awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the administrator that such adjustment is appropriate to avoid distortion in the operation of the 2001 Stock Option and Incentive Plan, provided that no such adjustment shall be made in the case of an incentive stock option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code.

Amendments and Termination.   Subject to requirements of law or the rules of any stock exchange, the Board may at any time amend or discontinue the 2001 Stock Option and Incentive Plan and the administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect the rights under any outstanding awards without the holder’s consent. To the extent required by the Internal Revenue Code to ensure that options granted under the 2001 Stock Option and Incentive Plan qualify as incentive options or that compensation earned under the options granted under the 2001 Stock Option and Incentive Plan qualifies as performance-based compensation under the Internal Revenue Code, plan amendments shall be subject to approval by our stockholders.

New Plan Benefits

No grants have been made with respect to the additional shares of common stock to be reserved for issuance under the 2001 Stock Option and Incentive Plan. The number of shares of common stock that may be granted to executive officers and all employees, including non-executive officers and directors who are employees, and to independent directors is indeterminable at this time, as such grants are subject to the discretion of the Compensation Committee and the Board. The Compensation Committee recommends, and the Board approves, stock option grants to our employees on a regular basis. In addition, the Compensation Committee assesses the option compensation of our officers at least annually. In particular, the Compensation Committee expects to make recommendations regarding the option compensation of our senior executives, Ron Zwanziger, David Scott and Jerry McAleer, during 2007 and to submit any such grants to the stockholders for approval or ratification

Material Federal Income Tax Consequences

The following discussion describes the material federal income tax consequences of transactions under the 2001 Stock Option and Incentive Plan. It does not describe all federal tax consequences under the 2001 Stock Option and Incentive Plan, nor does it describe state or local tax consequences.

Incentive Options.   No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and we will not have a deduction for federal corporate income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above, a “disqualifying disposition,” generally the optionee will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment, or one year in the case of termination of employment by reason of disability. In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options.   With respect to non-qualified options under the 2001 Stock Option and Incentive Plan, no income is realized by the optionee at the time the option is granted. Generally,

•       at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and

•       at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held.

Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock.

Parachute Payments.   The vesting or exercisability of any portion of any option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Internal Revenue Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment in addition to other taxes ordinarily payable.

Limitation on our Deductions.   As a result of Section 162(m) of the Internal Revenue Code, our deduction for certain awards under the stock option plan may be limited to the extent that a covered employee receives compensation in excess of $1,000,000 in such taxable year, other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Internal Revenue Code.

Vote Required

The approval of the proposal to amend the 2001 Stock Option and Incentive Plan to increase the number of shares of common stock available for issuance thereunder requires the affirmative vote of a majority of the votes properly cast for and against the proposal. In accordance with Delaware law and our bylaws, abstentions and broker non-votes will not be counted as votes cast on this matter and, accordingly, will have no effect. Even if this proposal is approved by our stockholders at the special meeting, we do not intend to implement it unless Proposal 1 (Approval of Amendment to Amended and Restated Certificate of Incorporation) is approved.

Recommendation

The Board unanimously recommends a vote FOR the approval of the amendment to the 2001 Stock Option and Incentive Plan increasing the number of shares of common stock available thereunder.

Principal Stockholders

The following table furnishes information as to shares of our common stock beneficially owned by:

•       each person or entity known by us to beneficially own more than five percent of our common stock;

•       each of our directors;

•       each of our “named executive officers” (as defined in “Compensation of Executive Officers” on page 11); and

•       all of our directors and executive officers as a group.

Unless otherwise stated, beneficial ownership is calculated as of September 30, 2006. For the purpose of this table, a person, group or entity is deemed to have “beneficial ownership” of any shares that such person, group or entity has the right to acquire within 60 days after such date through the exercise of options or warrants.

Security Ownership of Certain Beneficial Owners and Management

	_Common Stock
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
FMR Corp.(4)	4,855,701	12.53%
Zwanziger Family Ventures, LLC(5)	1,978,375	5.05%
Ron Zwanziger(6)	3,533,192	8.99%
David Scott, Ph.D.(7)	745,781	1.19%
Jerry McAleer, Ph.D.(8)	662,139	1.69%
Christopher J. Lindop(9)	66,084	*
David Toohey(10)	100,600	*
John Bridgen, Ph.D.(11)	71,797	*
Carol R. Goldberg(12)	104,003	*
Robert P. Khederian(13)	153,334	*
John F. Levy(14)	147,027	*
John A. Quelch(15)	33,334	*
Peter Townsend(15)	33,334	*
Alfred M. Zeien(15)	33,334	*
All current executive officers and directors (18 persons)(16)	6,036,307	14.82%

*                    Represents less than 1%

(1)          The address of each director or executive officer (and any related persons or entities) is c/o the Company at its principal office.

(2)          Unless otherwise indicated, the stockholders identified in this table have sole voting and investment power with respect to the shares beneficially owned by them.

(3)          The number of shares outstanding used in calculating the percentage for each person, group or entity listed includes the number of shares underlying options and warrants held by such person or group that were exercisable within 60 days from September 30, 2006, but excludes shares of stock underlying options and warrants held by any other person.

(4)          This information is based on information contained in a Schedule 13G/A filed with the SEC on February 14, 2006 by FMR Corp. and also includes 750,000 shares of common stock sold to affiliates of FMR Corp. in a subsequent private placement. The address provided therein for FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

(5)          Consists of 1,556,581 shares of common stock and 421,794 shares of common stock underlying warrants exercisable within 60 days from September 30, 2006. Ron Zwanziger, our Chairman, Chief Executive Officer and President, and Janet M. Zwanziger, his spouse, are the managers of Zwanziger Family Ventures, LLC and each have shared voting and investment power over these securities.

(6)          Consists of 3,003,757 shares of common stock and 529,435 shares of common stock underlying options and warrants exercisable within 60 days from September 30, 2006. Of the shares attributed to Mr. Zwanziger, 951,844 shares of common stock are owned by Mr. Zwanziger as Trustee of the Zwanziger 2004 Annuity Trust, and 1,556,581 shares of common stock and 421,794  shares of common stock issuable upon the exercise of warrants are owned by Zwanziger Family Ventures, LLC, a limited liability company managed by Mr. Zwanziger and his spouse. Of the other shares attributed to him, Mr. Zwanziger disclaims beneficial ownership of (i) 2,600 shares owned by his wife, Janet M. Zwanziger, and (ii) 9,450 shares owned by the Zwanziger Goldstein Foundation, a charitable foundation for which Mr. Zwanziger and his spouse, along with three others, serve as directors.

(7)          Consists of 450,554 shares of common stock and 295,227 shares of common stock underlying options exercisable within 60 days from September 30, 2006.

(8)          Consists of 266,559 shares of common stock and 395,580 shares of common stock underlying options exercisable within 60 days from September 30, 2006.

(9)          Consists of 2,399 shares of common stock and 63,685 shares of common stock underlying options exercisable within 60 days from September 30, 2006.

(10) Consists of 5,719 shares of common stock and 94,881 shares of common stock underlying options exercisable within 60 days from September 30, 2006.

(11) Consists of 2,633 shares of common stock and 69,164 shares of common stock underlying options exercisable within 60 days from September 30, 2006.

(12) Consists of 70,669 shares of common stock and 33,334 shares of common stock underlying options exercisable within 60 days from September 30, 2006.

(13) Consists of 120,000 shares of common stock and 33,334 shares of common stock underlying options exercisable within 60 days from September 30, 2006.

(14) Consists of 104,118 shares of common stock and 42,909 shares of common stock underlying warrants and options exercisable within 60 days from September 30, 2006. Of the shares attributed to him, Mr. Levy disclaims beneficial ownership of 741 shares of common stock and warrants to purchase 266 shares of common stock owned by a charitable remainder unitrust.

(15) Consists of 33,334 shares of common stock underlying options exercisable within 60 days from September 30, 2006.

(16) Includes 1,459,651 shares of common stock underlying options or warrants exercisable within 60 days from September 30, 2006.

Compensation of Executive Officers

Set forth below is information regarding the compensation of the Chief Executive Officer and the five other most highly compensated executive officers for fiscal year 2005. Such officers are collectively referred to as the “named executive officers.”

Summary Compensation Table.   The following summary compensation table contains information regarding the named executive officers’ compensation for our last three completed fiscal years.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
						Awards		Payouts
Name and Principal Position	Year	Salary		Bonus	Other Annual Compen- sation	Restricted Stock Awards	Shares Underlying Options	LTIP Payouts	All Other Compen- sation(4)
Ron Zwanziger	2005	$350,000		$550,000	—	—	—	—	$1,242
Chairman, CEO	2004	$350,000		$550,000	—	—	—	—	$1,242
and President	2003	$295,553		$550,000	—	—	7,576	—	$810
David Scott, Ph.D.	2005	$261,674	(1)	$125,000	—	—	—	—	$570	(1)
Chief Technical Officer	2004	$263,235	(1)	$125,000	—	—	—	—	$574	(1)
	2003	$197,069	(1)	$125,000	—	—	5,252	—	$534	(1)
Jerry McAleer, Ph.D.	2005	$227,543	(1)	$120,000	—	—	—	—	$496	(1)
Vice President, Research &	2004	$228,900	(1)	$120,000	—	—	—	—	$499	(1)
Development and Vice	2003	$170,723	(1)	$120,000	—	—	4,656	—	$464	(1)
President, Cardiology
Christopher J. Lindop(2)	2005	$375,000		—	—	—	—	—	$7,110
Chief Financial Officer	2004	$375,000		—	—	—	—	—	$6,960
	2003	$93,750		—	—	—	82,453	—	$62
David Toohey	2005	$358,217	(3)	—	—	—	—	—	$58,565	(3)
Vice President, Professional	2004	$376,062	(3)	—	—	—	25,000	—	$60,661	(3)
Diagnostics	2003	$322,988	(3)	—	—	—	—	—	$51,625	(3)
John Bridgen, Ph.D	2005	$363,600		—	—	—	—	—	$8,622
Vice President,	2004	$363,600		—	—	—	50,000	—	$8,472
Business Development	2003	$234,439		$200,000	—	—	6,664	—	$8,322

(1)          Salary or other compensation paid in British pounds. British pounds were converted to U.S. dollars using the average exchange rate for the year reported.

(2)          Mr. Lindop joined our company in September 2003.

(3)          Salary or other compensation paid in Euros. Euros were converted to U.S. dollars using the average exchange rate for the year reported.

(4)          Includes, to the extent applicable for each named executive officer, Company contributions to vested and unvested defined contribution plans and premiums paid by the Company for life insurance.

Year End Option Values.   The following table sets forth certain information concerning exercises of stock options during fiscal year 2005 by each of the named executive officers and the number and value of unexercised options held by each of the named executive officers on December 31, 2005:

Aggregated Option Exercises in Last
Fiscal Year and Fiscal Year-end Option Values

	Number of		Number of Shares Underlying Options at Fiscal Year End	Value of Unexercised In- the-Money Options at Fiscal Year End(1)
Name	Shares Acquired on Exercise	Value Realized(2)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Ron Zwanziger	4,485	$98,939	107,641/0	746,052/0
David Scott, Ph.D.	39,000	$918,164	295,227/0	3,256,573/0
Jerry McAleer, Ph.D.	16,500	$446,490	405,580/0	3,978,962/0
Christopher J. Lindop	—	—	44,935/37,500	14,350/0
David Toohey	—	—	94,881/18,750	766,729/0
John Bridgen, Ph.D.	—	—	56,664/50,000	461,362/149,500

(1)          Based on the fair market value of our common stock as of December 30, 2005 ($23.71 per share, which represents the closing price of our common stock as reported on the American Stock Exchange on such date) less the option exercise price, multiplied by the number of shares underlying the options.

(2)          Based on the fair market value of our common stock as of the date of exercise (the closing price of our common stock as reported on the American Stock Exchange on such date) less the option exercise price, multiplied by the number of shares underlying the options.

Director Compensation

Our directors currently receive no cash compensation for their services as directors, although they are reimbursed for expenses incurred in connection with their attendance at board and committee meetings. However, options and other awards may be granted to directors in the sole discretion of the administrator of the 2001 Stock Option and Incentive Plan. On May 24, 2005, each of our non-employee directors was granted an option to purchase 25,000 shares of our common stock, which options vest over 3 years in equal annual installments and are exercisable at $28.03 per share, the closing price of our common stock on the date of grant.

Change-In-Control Arrangements

There are no compensatory plans or arrangements with any named executive officer in connection with a change in control of our company or a change in such officer’s responsibilities, except that the 2001 Stock Option and Incentive Plan provides that in the event of a “change of control,” as defined in the plan, all stock options will automatically become fully exercisable and all other stock awards will automatically become vested and non-forfeitable.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for the Company’s 2005 fiscal year were Carol R. Goldberg, Chairperson, Alfred M. Zeien, Member, and Robert P. Khederian, Member. No member of the Compensation Committee has ever served as an officer or employee of the Company. No member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. During 2005, no executive officer of the Company served on the board of directors or compensation committee of another entity that has or had an executive officer serving as a member of the Board or the Compensation Committee.

Equity Compensation Plan Information

The following table furnishes information with respect to compensation plans under which equity securities of the Company are authorized for issuance as of December 31, 2005.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,511,968	$19.82	678,587	(3)
Equity compensation plans not approved by security holders	—	—	—
Total	3,511,968	$19.82	678,587	(3)

(1)   This table excludes an aggregate of 389,758 shares issuable upon exercise of outstanding options assumed by the Company in connection with various acquisition transactions. The weighted average exercise price of the excluded options is $9.83. As of October 13, 2006, there were 3,896,229 shares reserved for issuance upon excise of options outstanding under the 2001 Stock Option Plan and assumed by the Company in connection with various acquisition transactions. The weighted average exercise price of these option as of such date was $22.56 and the weighted average remaining term was 6.71 years.

(2)   In addition to being available for future issuance upon exercise of options that may be granted after December 31, 2005, 387,920 shares under the 2001 Stock Option Plan may instead be issued in the form of restricted stock, unrestricted stock, performance share awards or other equity-based awards.

(3)   Includes shares issuable under the Company’s 2001 Employee Stock Purchase Plan.

Stockholder Proposals

Stockholders who wish to present proposals pursuant to Rule 14a-8 promulgated under the Exchange Act for consideration at our 2007 annual meeting of stockholders must submit the proposals in proper form to us at the address set forth on the first page of this proxy statement not later than December 20, 2006 in order for the proposals to be considered for inclusion in our proxy statement and form of proxy relating to the 2007 annual meeting.

Stockholder proposals intended to be presented at our 2007 annual meeting submitted outside the processes of Rule 14a-8 must be received in writing by us no later than the close of business on February 23, 2007, nor earlier than January 24, 2007, together with all supporting documentation and information required by our bylaws. Proxies solicited by the Board will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

Our Nominating and Corporate Governance Committee will consider director candidates recommended for nomination by stockholders. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. In order to have a director candidate considered by the Nominating and Corporate Governance Committee, the recommendation must be submitted to the Company Secretary at the address set forth on the first page of this proxy statement not later than December 20, 2006 and must include: the name and address of record of the stockholder; a representation that the stockholder is a record holder of our voting stock, or if the stockholder is not a record hold of our voting stock, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act; the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate; a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time; a description of all arrangements or understandings between the stockholder and the proposed director candidate; the consent of the proposed director candidate (i) to be named in the proxy statement relating to the our annual meeting of stockholders and (ii) to serve as a director if elected at such annual meeting; and any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission.

Appendix A

Amendment to the Amended and Restated Certificate of Incorporation

FIRST AMENDMENT TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
INVERNESS MEDICAL INNOVATIONS, INC.

PURSUANT TO SECTION 242
OF THE GENERAL CORPORATION LAW OF
THE STATE OF DELAWARE

Inverness Medical Innovations, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies:

The Board of Directors of the Corporation, by vote of its members, duly adopted, pursuant to Section 242 of the Delaware General Corporation Law (the “DGCL”), an amendment to the Amended and Restated Certificate of Incorporation of the Corporation filed with the Delaware Secretary of State on November 19, 2001 and declared said amendment to be advisable. The amendment was duly adopted by the affirmative vote of the stockholders in accordance with the provisions of Section 242 of the DGCL.

RESOLVED:	That Article IV of the Amended and Restated Certificate of Incorporation of the Corporation be amended to read as follows:

“The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred Five Million (105,000,000) shares, of which (i) One Hundred Million (100,000,000) shares shall be a class designated as common stock, par value $0.001 per share (the “Common Stock”), and (ii) Five Million (5,000,000) shares shall be a class designated as preferred stock, par value $0.001 per share (the “Preferred Stock”).”

IN WITNESS WHEREOF, the Corporation has caused this First Amendment to the Certificate of Incorporation to be executed on its behalf by its [            ], [            ], as of this [     ] day of [            ], 200[  ].

Inverness Medical Innovations, Inc.
By:
Name:
Title:

A-1

Appendix B

2001 Stock Option and Incentive Plan

EXPLANATORY NOTE: This Appendix B contains a copy of the Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan, as amended by the proposed amendment described in the proxy statement to which this Appendix B is attached.

INVERNESS MEDICAL INNOVATIONS, INC.
2001 STOCK OPTION AND INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Independent Directors and other key persons (including consultants) of Inverness Medical Innovations, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” is defined in Section 2(a).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights.

“Board” means the Board of Directors of the Company.

“Change of Control” is defined in Section 15.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Committee of the Board referred to in Section 2.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Deferred Stock Award” means Awards granted pursuant to Section 7.

“Dividend Equivalent Right” means Awards granted pursuant to Section 10.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 17.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or a national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Independent Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Share Award” means Awards granted pursuant to Section 9.

“Restricted Stock Award” means Awards granted pursuant to Section 6.

“Stock” means the Common Stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.

“Unrestricted Stock Award” means any Award granted pursuant to Section 8.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)   Committee.   The Plan shall be administered by either the Board or a committee of not less than two Independent Directors (in either case, the “Administrator”), as determined by the Board from time to time; provided that, for purposes of Awards to directors or Section 16 officers of the Company, the Administrator shall be deemed to include only directors who are Independent Directors and no director who is not an Independent Director shall be entitled to vote or take action in connection with any such proposed Award.

(b)   Powers of Administrator.   The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)    to select the individuals to whom Awards may from time to time be granted;

(ii)   to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights or any combination of the foregoing, granted to any one or more grantees;

(iii)  to determine the number of shares of Stock to be covered by any Award;

(iv)  to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards; provided that, other than by reason of death, disability, retirement or Change of Control, the Administrator shall not accelerate or waive any restriction period applicable to any outstanding Restricted Stock Award or any Deferred Stock Award beyond the minimum restriction periods set forth in Section 6(e) and Section 7(d), respectively, nor shall the Administrator accelerate or amend the aggregate period over which any Performance Share Award is measured to less than one (1) year;

(v)    to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)  subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

(vii) to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

(viii)     at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)   Delegation of Authority to Grant Awards.   The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards at Fair Market Value, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d)   Indemnification.   Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)   Stock Issuable.   The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 8,074,081 shares, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, Stock Options with respect to no more than 1,529,632 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury.

(b)   Changes in Stock.   Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options that can be granted to any one individual grantee, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

The Administrator may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

(c)   Mergers and Other Transactions.   In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a “Sale Event”), upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

Notwithstanding anything to the contrary in this Section 3(c), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of shares of Stock subject to outstanding Options (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options.

(d)   Substitute Awards.   The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Independent Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

No Incentive Stock Option shall be granted under the Plan after August 14, 2011.

(a)   Stock Options.   Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(i)    Exercise Price.   The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(ii)   Option Term.   The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant.

(iii)  Exercisability; Rights of a Stockholder.   Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv)  Method of Exercise.   Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

(A)  In cash, by certified or bank check or other instrument acceptable to the Administrator;

(B)   Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(C)   By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

(D)  Any other method permitted by the Administrator.

Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

(v)    Annual Limit on Incentive Stock Options.   To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(b)   Reload Options.   At the discretion of the Administrator, Options granted under the Plan may include a “reload” feature pursuant to which an optionee exercising an option by the delivery of a number of shares of Stock in accordance with Section 5(a)(iv)(B) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with such other terms as the Administrator may provide) to purchase that number of shares of Stock equal to the sum of (i) the number delivered to exercise the original Option and (ii) the number withheld to satisfy tax liabilities, with an Option term equal to the remainder of the original Option term unless the Administrator otherwise determines in the Award agreement for the original Option grant.

(c)   Non-transferability of Options.   No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

(d)   Form of Settlement.   Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in the Plan.

SECTION 6. RESTRICTED STOCK AWARDS

(a)   Nature of Restricted Stock Awards.   A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b)   Rights as a Stockholder.   Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 6(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

(c)   Restrictions.   Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. If a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock that has not vested at the time of termination at its original purchase price, from the grantee or the grantee’s legal representative.

(d)   Vesting of Restricted Stock.   The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 13 below, in writing after the Award agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the Company’s right of repurchase as provided in Section 6(c) above.

(e)   Restriction Period.   Restricted Stock vesting upon the attainment of performance goals or objectives shall vest after a restriction period of not less than one (1) year. All other Restricted Stock shall vest after a restriction period of not less than three (3) years.

(f)    Waiver, Deferral and Reinvestment of Dividends.   The Restricted Stock Award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7. DEFERRED STOCK AWARDS

(a)   Nature of Deferred Stock Awards.   A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock.

(b)   Election to Receive Deferred Stock Awards in Lieu of Compensation.   The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

(c)   Rights as a Stockholder.   During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

(d)   Restrictions.   Deferred Stock Awards vesting upon the attainment of performance goals or objectives shall vest after a restriction period of not less than one (1) year.  All other Deferred Stock Awards shall vest after a restriction period of not less than three (3) years. A Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

(e)   Termination.   Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 13 below, in writing after the Award agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 8. UNRESTRICTED STOCK AWARDS

(a)   Grant or Sale of Unrestricted Stock.   The Administrator may, in its sole discretion, grant (or sell at a purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee, pursuant to which such grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such participant. The aggregate number of shares of Stock issuable pursuant to this Section 8 is limited to ten percent (10%) of the maximum number of shares of Stock reserved and available for issuance under the Plan pursuant to Section 3(a), as amended.

(b)   Elections to Receive Unrestricted Stock in Lieu of Compensation.   Upon the request of a grantee and with the consent of the Administrator, each grantee may, pursuant to an advance written election delivered to the Company no later than the date specified by the Administrator, receive a portion of the cash compensation otherwise due to such grantee in the form of shares of Unrestricted Stock (valued at Fair Market Value on the date or dates the cash compensation would otherwise be paid) either currently or on a deferred basis.

(c)   Restrictions on Transfers.   The right to receive shares of Unrestricted Stock on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 9. PERFORMANCE SHARE AWARDS

(a)   Nature of Performance Share Awards.   A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Administrator may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Administrator in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals, the periods during which performance is to be measured (which in the aggregate shall not be less than one (1) year), and all other limitations and conditions.

(b)   Restrictions of Transfer.   Performance Share Awards, and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

(c)   Rights as a Stockholder.   A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award agreement (or in a performance plan adopted by the Administrator).

(d)   Termination.   Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 13 below, in writing after the Award agreement is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 10. DIVIDEND EQUIVALENT RIGHTS

(a)   Dividend Equivalent Rights.   A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash dividends that would be paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares were held by the recipient. A Dividend Equivalent Right may be granted hereunder to any participant, as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

(b)   Interest Equivalents.   Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

SECTION 11. TAX WITHHOLDING

(a)   Payment by Grantee.   Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver stock certificates to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee. The Company’s obligation to deliver stock certificates to any grantee is subject to and is conditioned on tax obligations being satisfied by the grantee.

(b)   Payment in Stock.   Subject to approval by the Administrator, a grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate

Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 12. TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a)    a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b)   an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 13. AMENDMENTS AND TERMINATION

Subject to requirements of law or any stock exchange or other similar rules which would require a vote of the Company’s shareholders, the Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. If and to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, if and to the extent intended to so qualify, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 13 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c).

SECTION 14. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 15. CHANGE OF CONTROL PROVISIONS

Upon the occurrence of a Change of Control as defined in this Section 15:

(a)    Each outstanding Stock Option shall automatically become fully exercisable.

(b)   Except as otherwise provided in the applicable Award Agreement, conditions and restrictions on each outstanding Restricted Stock Award, Deferred Stock Award and Performance Share Award will be removed.

(c)    “Change of Control” shall mean the occurrence of any one of the following events:

(i)    any “Person,” as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in

Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing in excess of 50% of either (A) the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Company’s Board of Directors (“Voting Securities”) or (B) the then outstanding shares of Stock of the Company (in either such case other than as a result of an acquisition of securities directly from the Company); or

(ii)   persons who, as of the Effective Date, constitute the Company’s Board of Directors (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by either (A) a vote of at least a majority of the Incumbent Directors or (B) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

(iii)  the consummation of a consolidation, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction in which the stockholders of the Company immediately prior to the Corporate Transaction, would, immediately after the Corporate Transaction, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than 80% of the voting shares of the corporation issuing cash or securities in the Corporate Transaction (or of its ultimate parent corporation, if any); or

(iv)  the approval by the stockholders of any plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person in excess of 50% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from theCompany) and immediately thereafter beneficially owns in excess of 50% of the combined voting power of all then outstanding Voting Securities, then a “Change of Control” shall be deemed to have occurred for purposes of the foregoing clause (i).

SECTION 16. GENERAL PROVISIONS

(a)   No Distribution; Compliance with Legal Requirements.   The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

No Award under the Plan shall be a nonqualified deferred compensation plan, as defined in Code Section 409A, unless such Award meets in form and in operation the requirements of Code Section 409A(a) (2), (3), and (4).

(b)   Delivery of Stock Certificates.   Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company.

(c)   Other Compensation Arrangements; No Employment Rights.   Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(d)   Trading Policy Restrictions.   Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy, as in effect from time to time.

(e)   Loans to Grantees.   The Company shall have the authority to make loans to grantees ofp Awards hereunder (including to facilitate the purchase of shares) and shall further have the authority to issue shares for promissory notes hereunder.

(f)    Designation of Beneficiary.   Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 17. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the shares of Stock of the Company present or represented and entitled to vote at a meeting of stockholders at which a quorum is present or by written consent of the stockholders. Subject to such approval by the stockholders, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.

SECTION 18. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

☐	Mark this box with an X if you have made changes to your name or address details above.

Special Meeting Proxy Card	123456	C0123456789	12345

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
A	Amendment to Amended and Restated Certificate of Incorporation

The Board of Directors recommends a vote FOR the following proposal.

1.      Approve an amendment to Inverness Medical Innovations, Inc.’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock by 50,000,000, from 50,000,000 to 100,000,000.

FOR	AGAINST	ABSTAIN
☐	☐	☐

B	Approve Increase in Shares Available under 2001 Stock Option and Incentive Plan

The Board of Directors recommends a vote FOR the following proposal.

2.      Approve an increase to the number of shares of common stock available for issuance under the Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan by 2,000,000, from 6,074,871 to 8,074,871. Even if this proposal is approved by our stockholders at the special meeting, we do not intend to implement it unless proposal 1 is approved.

FOR	AGAINST	ABSTAIN
☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign this proxy exactly as names appear hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership by authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
☐☐/☐☐/☐☐☐☐

¢	0086411	1UPX	COY

Proxy - Inverness Medical Innovations, Inc.

51 SAWYER ROAD, SUITE 200
WALTHAM, MASSACHUSETTS 02453

Proxy For Special Meeting of Stockholders To Be Held Friday, December 15, 2006
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints RON ZWANZIGER and PAUL T. HEMPEL, and each of them acting singly, Proxies with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote all shares of the voting stock of Inverness Medical Innovations, Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders of Inverness Medical Innovations, Inc. to be held on Friday, December 15, 2006 at 11:00 A.M. at the Company’s Corporate Headquarters, 51 Sawyer Road, Suite 200, Waltham, MA 02453, or any adjournment or postponement thereof, upon the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THE REVERSE SIDE; IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE.

(Continued and to be voted on reverse side.)

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet
•Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE
•Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Eastern Time, on December 14, 2006.

THANK YOU FOR VOTING